Exhibit 8.1

May 1, 2006

Citicorp Residential Mortgage Securities, Inc.

1000 Technology Drive

O’Fallon, Missouri 63368-2240

Re:            Citicorp Residential Mortgage Securities, Inc. (Depositor)

                  Registration Statement on Form S-3 (File No. 333-132319)

Ladies and Gentlemen:

We have acted as special tax counsel for Citicorp Residential Mortgage Securities, Inc., a Delaware corporation, (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for registration by the Company of REMIC Pass-Through Certificates (the “Certificates”). As described in the Registration Statement, the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a “Trust”) to be formed by the Company pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the Company, a trustee and a servicer. For each series, the Certificates will be issued pursuant to the Pooling and Servicing Agreement.

In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and the form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement (collectively, the “Operative Documents”).

As special tax counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Certificates. The descriptions of federal income tax consequences appearing under the heading “Federal income tax consequences” in the form of Prospectus Supplement and the headings “Taxation of Certificate holders” and “Taxation of the Trust” in the Core Prospectus accurately describe the material federal income tax consequences to holders of a series of Certificates, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions stated therein. As more fully described in the immediately succeeding paragraph, there can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

Citicorp Residential Mortgage Securities, Inc.

May 1, 2006

This opinion letter is based on the facts and circumstances set forth in the Core Prospectus, the form of Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates series of Certificates with numerous different characteristics, and the form of Prospectus Supplement, Core Prospectus and the operative documents related thereto do not relate to a specific transaction, the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates and such opinion may require modification in the context of any actual transaction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the caption “Legal opinions” in the form of Prospectus Supplement and “Taxation of the Trust” in the Core Prospectus. In giving such consent, we do not admit that we are “experts,” within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP